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                                                                    EXHIBIT 2.11

               FOURTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT
                               AND PLAN OF MERGER

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of November 30, 1997, among THE JOSEPH STEVENS GROUP, LLC (the "Selling Shareholder"), THE JOSEPH STEVENS GROUP, INC. ("Stevens"), and 800 TRAVEL SYSTEMS, INC. ("Travel Systems").

     (A) The parties hereto are parties to that certain Amended and Restated Agreement and Plan of Merger dated as of November 11, 1996, as amended by that certain First Amendment thereto dated as of September 8, 1997, and as further amended by that certain Second Amendment thereto dated October 17, 1997 and as further amended by that certain Third Amendment thereto dated October 29, 1997 (collectively "the Merger Agreement"), pursuant to which Stevens will merge with and into Travel Systems, all in accordance with, and subject to, the terms and conditions therein set forth.

     (B) The parties now wish to amend further the Merger Agreement as set forth in this Agreement.

     (C) All capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Merger Agreement, unless otherwise indicated herein.

                                   Agreement

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:


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     1.   Amendment to Article IV.

     The parties hereby amend the Merger Agreement by deleting in Article IV,
Section 7 thereof, the amount "$650,000" and substituting in lieu thereof the number "1,578,335."

     2.   Amendment to Article IX.

     The parties hereby amend the Merger Agreement by deleting in Article IX,
Section 1(b) thereof the date "November 30" (which twice appears therein) and by substituting in lieu thereof the date "December 31" (such date as originally set forth in the Merger Agreement was August 31, subsequently extended to October 31 in the First Amendment, to November 30 in the Second Amendment and now to December 31 pursuant to this Amendment).

     3.   Amendment to Article XI.

     The parties hereby amend the Merger Agreement by adding new paragraph 4 to
Article XI, which reads as follows:

          Notwithstanding anything in this Agreement to the contrary, on the closing date of the IPO (as defined herein), the Note and the JSG Debt shall be paid in full by Travel Systems. Notwithstanding anything in the Security Agreement to the contrary, the Security Agreement, together with the documents related thereto, shall also serve as security for the JSG Debt.

     4. Additional Consideration. In addition to all other consideration specified in the Merger Agreement, in consideration for entering into and delivering this Amendment, Travel Systems agrees as follows: (A) that if the effective date of the IPO is on or before December 24, 1997, then Travel Systems shall pay to Selling Shareholder the sum of Thirty Thousand Dollars ($30,000) upon the closing of the IPO, and (B) if the effective date of the IPO is after December 24, 1997 and on or before December 31, 1997, then Travel Systems shall pay to Selling Shareholder the sum of an additional Twenty-five Thousand
Dollars ($25,000), which additional sum shall be paid at the earlier of the closing of the IPO or January 20, 1998.

     5. Ratification. Except as specifically amended hereby, the parties hereby ratify and confirm the Merger Agreement in all



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respects and further agree that the same shall remain in full force and effect in accordance with its terms.

     6. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, both substantive and remedial, without giving effect to the principles of conflicts of law and choice of law thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, all as of the day and year first above written.


                                        THE JOSEPH STEVENS GROUP, LLC


                                        By: /s/ STEVE ROHRLICK
                                           -------------------------
                                           Its: Partner
                                               ---------------------

                                        THE JOSEPH STEVENS GROUP, INC.


                                        By: /s/ STEVE ROHRLICK
                                           -------------------------
                                           Its: President
                                               ---------------------

                                        800 TRAVEL SYSTEMS, INC.


                                        By: /s/ MARK D. MASTRINI
                                           -------------------------
                                           Its: President
                                               ---------------------



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